SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2006

CBOT HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-32650	36-4468986
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

141 West Jackson Blvd.

Chicago, Illinois 60604

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (312) 435-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement

On February 21, 2006, the board of directors of the Registrant adopted a revised director compensation policy under which directors (other than the Chairman of the Board and directors who are employees of the Registrant) and special board advisors receive an annual fee of $30,000 plus a meeting attendance fee of $1,500 for each board and committee meeting attended, and the Chairman of the Board receives an annual fee of $500,000 (but is not be entitled to receive meeting attendance fees). In addition, the chairpersons of the audit, compensation and nominating committees receive additional annual fees of $20,000, $10,000 and $10,000, respectively. Also, any director who is the chair of a temporary committee of the board of directors that is asked to perform extraordinary tasks on a short-term basis is entitled to additional directors’ fees in the amount of $5,000 for each month in which he or she serves as the chair of such committee, up to a maximum of $50,000. All directors also receive reimbursement of travel expenses in connection with board and committee meeting attendance.

Additionally, under the directors’ compensation policy, each director (other than directors who are employees of the Registrant) and special board advisors receive annual grants of Class A common stock under the Registrant’s 2005 Long-Term Equity Incentive Plan. The Chairman of the Board receives an annual grant of shares of Class A common stock having a value of $250,000 and all other directors (other than directors who are employees of the Registrant) and special board advisors receive an annual grant of shares of Class A common stock having a value of $30,000. Each annual grant is valued at the market price of the Class A common stock on the date of the grant (as determined in accordance with the 2005 Long-Term Equity Incentive Plan) and will be made on the date of the Registrant’s annual meeting of stockholders.

Each of these grants of Class A common stock will be fully vested upon grant but the shares may not be transferred for a period of 30 days following the grant date. Also, under the terms of the directors’ compensation policy, directors and special advisors who receive shares pursuant to this policy generally may not sell or transfer more than 50% of the shares granted to such director or special advisor until after the end of his or her service on the board of directors or as a special advisor.

Under the directors’ compensation policy, no director (other than our Chairman of the Board) or special advisor shall be entitled to receive more than $100,000 in compensation and fees (inclusive of the value of the stock grants but excluding the additional annual payments made to the chairpersons of the audit, nominating and compensation committees and monthly fees paid to chairs of temporary committees) in any period from one annual meeting of stockholders to the next annual meeting of stockholders.

A copy of the policy is included as Exhibit 99.1 and incorporated herein by this reference.

Item 8.01 Other Events

On February 22, 2006, the Registrant issued a press release announcing the date of the Registrant’s 2006 Annual Meeting of Stockholders and the decision not to proceed with an organized sale of shares of Class A common stock held by members of the Board of Trade of the City of Chicago, Inc. (the “CBOT”). A copy of the press release is included as Exhibit 99.2 and incorporated herein by this reference.

Also on February 22, 2006, the Registrant issued a notice regarding nominees selected by the Registrant’s board of directors for election at the Registrant’s 2006 Annual Meeting of Stockholders, and nominees selected by the board of directors of the CBOT for election at the CBOT’s 2006 Annual Meeting of Members, a copy of which is included as Exhibit 99.3 and incorporated herein by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CBOT HOLDINGS, INC.

Date: February 22, 2006	By:	/s/ Bernard W. Dan
	Name:	Bernard W. Dan
	Title:	President and Chief Executive Officer